Exhibit 4.3

This Instrument Prepared By:

/s/ Charlene Anderson
Charlene Anderson
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive,
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND NINTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2012

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND NINTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2012 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a national banking association, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Ninth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to the New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, by one hundred and eight indentures supplemental to said Original Indenture dated as of October 1, 1943, of which one hundred and eight supplemental indentures the One Hundred and Eighth Supplemental Indenture is dated as of May 2, 2011, the Original Indenture has been modified and supplemented (hereinafter, as so supplemented and amended, called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Ninth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Ninth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND NINTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture:

The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

State and County

DELAWARE

New Castle

Property Name	Received	Deed Records		Tax Map No.
	For Record	Book	Page
Pettinaro Parcels	07/22/11	0038	252	26-29.10-143, -144, -164, -169, -179, -183
JU3 Parcels	09/23/11	0058	529	26-29.10-136, -137, -138, -139, -140, -145, -146, -147
Casey Parcel	08/11/11	0049	312	26-029.10-132
Murray Parcel	09/01/11	0054	627	26-029.10-133
J. Sheiker Parcel	08/05/11	0046	062	26-029.10-135
B. Sheiker Parcel	08/05/11	0046	061	26-029.10-134
Mills Parcel	12/21/11	0076	167	26-029.10-131
Dickerson Parcel	12/15/11	0075	047	26-029.10-130
Bibbs Parcel	12/15/11	0075	046	26-029.10-129
Dickerson Parcel	12/15/11	0075	045	26-029.10-128

State and County

MARYLAND

Dorchester

Property Name	Received	Deed Records		Tax Map No.
	For Record	Book	Page
Buas Parcel	03/04/11	1023	324	Map 44 Parcel 7
Hubbard Parcel	07/18/11	1043	056	Map 32 Parcel 6

State and County

MARYLAND

Wicomico

Property Name	Received	Deed Records		Tax Map No.
	For Record	Book	Page
Phillips Parcel	05/1811	3316	154	Map 5 Parcel 18
Lapp Parcel	09/06/11	3349	368	Map 8 Parcel 3
Lapp Parcel	09/06/11	3349	362	Map 8 Parcel 444
McNeely Parcel	05/10/11	3313	005	Map 8 Parcel 451
McNeely Parcel	05/10/11	3313	005	Map 8 Parcel 173
Richardson Parcel	11/22/11	3346	047	Map 8 Parcel 6

State and County

MARYLAND

Worcester

Property Name	Received	Deed Records		Tax Map No.
	For Record	Book	Page
Merkle Parcel	10/28/11	5770	155	Lot 2A Map 118 Parcel 7624A
McCrea Parcel	10/24/11	5767	074	Lot 1B Map 118 Parcel 7624A

Property Name	Received	Deed Records		Tax Map No.
	For Record	Book	Page
Amos Parcel	09/01/11	5740	099	Lot 1A Map 118 Parcel 7623A
Mowell Parcel	09/01/11	5740	104	Lot 2B Map 118 Parcel 7623A

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2011, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

State and County

DELAWARE

New Castle

Received	Instrument No.	Tax ID No
For Record
01/21/2011	20110121-00004264	15-016.00-232
01/21/2011	20110121-0004267	26-030.30-097
01/21/2011	20110121-0004268	06-055.00-312
01/21/2011	20110121-0004266	11031 00097
03/11/2011	20110311-0013837	13-014.00-368
03/11/2011	20110311-0013836	15-010.00-165
04/26/2011	20110426-0021671	26-013.40-073
04/26/2011	20110426-0021670	26-006.10-138
04/26/2011	20110426-0021669	06-015.00-133
06/17/2011	20110617-0029838	06-072.00-008
06/17/2011	20110617-0029837	06-125.00-009
1805400066, 1805400066, 1805400065, 1805400064, 1805400063, 1805400062, 1805400061, 1805400048, 1805400047, 1805400046, 1805400045, 1805400044, 1805400043, 1805400042, 1805400041, 1805400040, 1805400039, 1805400038, 1805400037, 1805400036, 1805400035, 1805400034, 1805400033, 1805400032, 1805400031, 1805400030, 1805400029, 1805400028, 1805400027, 1805400026, 1805400025, 1805400078, 1805400077, 1805400076, 18905400075, 1805400074, 1805400073, 1805400072, 1805400071, 1805400070, 1805400069, 1805400068,
09/20/2011	20110920-0057535	1805400067, 1805400087

Received	Instrument No.	Tax ID No
For Record
09/20/2011	20110920-0057536	1805400060, 1805400059, 1805400058, 1805400057, 1805400056, 1805400055, 1805400054, 1805400053, 1805400052, 1805400051, 1805400050, 1805400049, 1805400086, 1805400085, 1805400084, 1805400083, 1805400082, 1805400081, 1805400080, 1805400079
09/20/2011	20110920-0057537	14-022.00-080

State and County

DELAWARE

Kent

Received	Instrument No.	Tax ID No
For Record
01/20/2011	2011-183332	LC-00-04703-03-0200-000
01/20/2011	2011-183334	SM07-139.05-01-02.00/000
01/20/2011	2011-183333	WD10-063.15-01-13.00, WD10-063.15-01-14.00-000, WD00-063.00-02-55.00-000
03/14/2011	2011-186148	7-02-09400-01-1201-00001

State and County

DELAWARE

Sussex

Received	Deed Records		Tax ID No
For Record	Book	Page
01/19/2011	3858	229	5-32-20.00-104.01
03/24/2011	3876	128	3-34 20.13 113.00
03/24/2011	3876	125	3-35 8.00 27.04
03/24/2011	3876	130	5-33 17.00 460.00
03/24/2011	3876	132	4-33 6.15 69.01
03/24/2011	3876	134	4-33 6.15 69.04
04/26/2011	3885	46	2-33 15.00 22.03
04/26/2011	3885	48	3-34 5.00 167.00
04/26/2011	3885	50	1-35 11.00 6.03
05/09/2011	3888	186	3-34 20.06 103.00
05/09/2011	3888	188	3-34 20.06 103.02
05/09/2011	3888	190	5-33 10.00 32.00
05/09/2011	3888	192	532-18.00-11.03
05/09/2011	3888	194	5-33 10.00 68.17
05/10/2011	3888	202	5-33 4.00 4.03

Received	Deed Records		Tax ID No
For Record	Book	Page
05/10/2011	3888	200	3-34 20.13 107.00
05/10/2011	3888	198	134 5.00 220.01
05/10/2011	3888	196	5-33 10.00 49.02
05/10/2011	3888	204	334 12.00 93.00 & 94.00
09/20/2011	3927	154	1-35 14.00 35.08
10/27/2011	3938	071	3-31 20.13 114.00

State and County

MARYLAND

Caroline

Received	Deed Records		Tax Id #
For Record	Book	Page
09/20/2011	0971	322	Map 701 Parcel 808

State and County

MARYLAND

Cecil

Received	Deed Records		Tax Id #
For Record	Book	Page
01/13/2011	2964	016	Map 12 Parcel 98A
01/13/2011	2964	011	Map 12 Parcel 32A
01/21/2011	2968	245	Parcel 9 Map 16 Lots 1 thru 43
01/21/2011	2968	247	Parcel 2004 Map 314
01/21/2011	2968	236	Parcel 167 Map 02
01/21/2011	2968	238	Parcel 71 Map 42
01/21/2011	2968	241	Parcel 111 Map 46
01/21/2011	2968	243	Parcel 31 Map 100
03/16/2011	2995	269	Parcel 131, 617 & 655 (All lots inclusive) Map 20 & 26
04/29/2011	3015	156	Parcel 33 Map 43
09/21/2011	3079	195	Parcel 453 Map 43
09/21/2011	3079	198	Parcel 0518 Map 0035
09/21/2011	3079	200	Parcel 0052 Map 0036
09/21/2011	3079	202	Parcel 0053 Map 0036
09/21/2011	3079	204	Parcel 0220 Map 0036 Lot 4
09/21/2011	3079	206	Parcel 387 Parcel 200

State and County

MARYLAND

Dorchester

Received	Deed Records		Tax Id #
For Record	Book	Page
01/28/2011	1018	342	Map 32 Parcel 7
03/11/2011	1024	184	Map 44 Parcel 50
03/14/2011	1024	393	Map 44 Parcel 19
04/26/2011	1031	176	Map 21 Parcel 13
05/03/2011	1032	052	Map 55 Parcel 1
05/17/2011	1034	473	Map 44 Parcel 57
05/17/2011	1034	467	Map 43 Parcel 139
06/16/2011	1039	117	Map 0006 Parcel 0065 Lot 3
06/16/2011	1039	119	Map 22 Parcel 51 Lot 2
06/22/2011	1039	453	Map 44 Parcel 57
07/11/2011	1042	233	Map 32 Parcel 12
07/11/2011	1042	243	Map 32 Parcel 120
08/05/2011	1045	079	Map 32 Parcel 110
09/14/2011	1049	471	Map 21 Parcel 19
09/19/2011	1050	182	Map 305 Parcel 5621
11/09/2011	1057	466	Map 33 Parcel 117
11/09/2011	1057	474	Map 33 Parcel 96
11/29/2011	1059	385	Map 44 Parcel 20
12/07/2011	1061	101	Map 56 Parcel 134

State and County

MARYLAND

Kent

Received	Deed Records		Tax Id #
For Record	Book	Page
01/19/2011	0670	083	Parcel 1231 Map 203
01/19/2011	0670	081	Parcel 1232 Map 203
03/11/2011	0675	284	Parcel 106 Map 44
03/11/2011	0675	282	Parcel 105 Map 44
04/26/2011	0679	410	Parcel 76 Map 47 Lot 1
04/26/2011	0679	408	Parcel 379 Map 51
06/16/2011	0684	472	Map 47 Parcel 76 Lot 3
06/16/2011	0684	474	Map 47 Parcel 74
09/19/2011	0693	131	Map 55 Parcel 88

State and County

MARYLAND

Queen Anne’s

Received	Deed Records		Tax Id #
For Record	Book	Page
01/20/2011	2001	669	Map 49 Parcel 1
01/20/2011	2001	667	Map 57 Parcel 67 Lots 2-4
01/20/2011	2001	671	Parcel 294 Map 56
01/20/201	2001	675	Map 56 Parcel 202 Lots 1, 5-9
01/20/2011	2001	665	Parcel 12 Map 22
03/15/2011	2013	174	Map 52 Parcel 19
03/15/2011	2013	172	Map 58A Parcel 187
04/26/2011	2021	409	Parcel 193 Map 56
04/26/2011	2021	407	Parcel 12 Map 21
04/26/2011	2021	405	Parcel 12 Map 21
04/26/2011	2021	397	Parcel 9 Map 52
04/26/2011	2021	399	Parcel 9 Map 43
04/26/2011	2021	401	Parcel 67 Map 73
04/26/2011	2021	403	Parcel 12 Map 21
06/15/2011	2031	005	Map 58A Parcel 253
06/15/2011	2031	007	Map 21 Parcel 199
09/19/2011	2047	517	Map 28 Parcel 44
09/19/2011	2047	519	Map 28 Parcel 38
09/19/2011	2047	521	Map 28 Parcel 38

State and County

MARYLAND

Somerset

Received	Deed Records		Tax Id #
For Record	Book	Page
01/21/2011	0796	194	Parcel 450 Map 28
01/21/2011	0796	198	Parcel 12 Map 21
01/21/2011	0796	196	Parcel 447 Map 57
01/21/2011	0796	200	Parcel 72 Map 24
01/21/2011	0796	192	Parcel 17 Map 9
03/11/2011	0799	490	Parcel 8 Map 28
03/11/2011	0799	496	Map 49 Parcel 211Lot 1
03/11/2011	0799	494	Map 49 Parcel 24
03/11/2011	0799	792	Parcel 456 Map 28

State and County

MARYLAND

Talbot

Received	Deed Records		Tax Id#
For Record	Book	Page
03/11/2011	1891	211	Map 42 Parcel 7
06/15/2011	1899	389	Map 53 Parcel 36
09/19/2011	1919	402	Map 31 Parcel 78

State and County

MARYLAND

Wicomico

Received	Deed Records		Tax Id #
For Record	Book	Page
04/26/2011	3308	042	Map 106 Parcel 1603
04/26/2011	3308	044	Map 39 Grid21 Parcel 56 Lot 9A
06/17/2011	3325	423	Map 41 Parcel 93
09/19/2011	3352	410	Map 39 Parcel 406
09/19/2011	3352	408	Map 39 Parcel 406
09/19/2011	3352	406	Map 39 Parcel 406
09/19/2011	3352	412	Map 48 Parcel 4, Lot 2
11/22/2011	3374	506	Map 9 Parcel 45
11/22/2011	3374	493	Map 8 Parcel 7
12/09/2011	3383	442	Map 8 Parcel 394

State and County

MARYLAND

Worcester

Received	Deed Records		Tax Id #
For Record	Book	Page
04/26/2011	5668	423	Map 19 Parcel 52
07/08/2011	5714	193	Map 9 Parcel 274
07/08/2011	5714	195	Map 20 Parcel 95
07/08/2011	5714	198	Map 93 Parcel 135, Lot 2

State and County

VIRGINIA

Accomack

Received	Deed Records		Tax Id#
For Record	Book	Page
01/18/2011	201100623		02700A000013300
01/18/2011	201100624		02600A000007100

Received	Deed Records		Tax Id#
For Record	Book	Page
01/18/2011	201100625		02600A000010700
01/18/2011	201100626		02700A000003400
01/18/2011	201100627		02700A000013310

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal

06/19/95	7.71% Bonds	06/01/25	$100,000,000

06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000

11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal

10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Ninth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Ninth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 525 William Penn Place — 38th Floor, Pittsburgh, Pennsylvania 15259, Attn.: Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

The Company acknowledges that it received a true and correct copy of this One Hundred and Ninth Supplemental Indenture.

This One Hundred and Ninth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Ninth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

The recitals hereinabove set forth are made solely by the Company and the Trustee shall have no responsibility therefor.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2012.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ David M. Velazquez
DAVID M. VELAZQUEZ, PRESIDENT
April 16, 2012

Attest:

/s/ Charlene Anderson
CHARLENE ANDERSON, ASSISTANT SECRETARY

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution	By	/s/ Thomas J. Provenzano
THOMAS J. PROVENZANO, VICE PRESIDENT
April 20, 2012

Attest:

/s/ Leslie Lockhart
,

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 16th_day of April, 2012, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires	1-1-2015

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Charlene Anderson
Charlene Anderson

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COUNTY OF ALLEGHENY	)

BE IT REMEMBERED that on this 20th day of April, 2012, personally came before me, a Notary Public for the Commonwealth of Pennsylvania, Thomas J. Provenzano, Vice President of THE BANK OF NEW YORK MELLON, a national banking association (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Evelina Olshanskaya
Notary Public, Commonwealth of Pennsylvania
My commission expires	2-17-2015

[Seal]

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Thomas J. Provenzano